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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


                         DATE OF REPORT: JANUARY 4, 2002
                        (Date of earliest event reported)

                           AVALONBAY COMMUNITIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

-------------------------------   ------------------------   -------------------
            Maryland                      1-12672                 77-0404318
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
      incorporation)                                         Identification No.)
-------------------------------   ------------------------   -------------------




             2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VA 22314
             -------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (703) 329-6300
                                 --------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)





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ITEM 5. OTHER EVENTS.

     Following the 2001 Annual Meeting of Stockholders, the Board of Directors of the Company undertook a review of the Company's Shareholder Rights Agreement (the "Rights Agreement"), and after such review determined to amend the Rights Agreement to change the Final Expiration Date (as defined in the Rights Agreement) from March 9, 2008 to March 31, 2002. As a result of this amendment, the preferred stock purchase rights granted under the Rights Agreement will expire as of March 31, 2002, and the Rights Agreement will be of no further force or effect after that date. A copy of the amendment is included as an exhibit to this Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, AND EXHIBITS.

(c) Exhibits

Exhibit 4.1 Shareholder Rights Agreement, dated March 8, 1998 (the "Rights Agreement") between AvalonBay Communities, Inc. (formerly known as Bay Apartment Communities, Inc.) and First Union National Bank (as successor to American Stock Transfer and Trust Company, as Rights Agent), including the form of Rights Certificate as EXHIBIT B (incorporated by reference to Exhibit 4.1 to Form 8-A of the Company filed on March 11, 1998).

Exhibit 4.2 Amendment No. 1 to the Rights Agreement, dated as of February 28, 2000, between AvalonBay Communities, Inc. and First Union National Bank, as Rights Agent (incorporated by reference to
             Exhibit 4.2 to Form 8-A/A of the Company filed on February 28,
             2000).

Exhibit 4.3 Amendment No. 2 to the Rights Agreement, dated as of January 4, 2002, between AvalonBay Communities, Inc. and First Union National Bank, as Rights Agent.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.


                                 AVALONBAY COMMUNITIES, INC.



Dated: January 7, 2002           By: /s/ Thomas J. Sargeant
                                    ---------------------------
                                    Name:  Thomas J. Sargeant
                                    Title: Executive Vice President,
                                           Chief Financial Officer and Treasurer